Exhibit 99.1

300 Throckmorton Street Fort Worth, TX 76102

KMG Reports First Quarter 2018 Financial Results

FORT WORTH, Texas—December 11, 2017—KMG (NYSE: KMG), a global provider of specialty chemicals and performance materials, today announced financial results for the fiscal 2018 first quarter ended October 31, 2017.

2018 First Quarter Financial Highlights

•	Sales increased 45% from the first quarter of last year to a record $110.7 million.
•

GAAP diluted earnings per share was $0.46 compared to $0.47 per diluted share in the first quarter of fiscal 2017. First quarter 2018 GAAP EPS included $2.9 million in amortization expense for Flowchem intangible assets and $4.2 million in debt extinguishment expense that reduced earnings by $0.36 per diluted share.

•	Adjusted diluted earnings per share[1] increased to a record $0.83 compared to $0.48 per share reported in the first quarter of fiscal 2017.
•	GAAP net income was $5.8 million compared to $5.7 million in last year’s first quarter.
•	Adjusted EBITDA[2] more than doubled to a record $27.5 million, from $12.6 million in the first quarter of fiscal 2017.
•	Cash flow generated by operations was $20.5 million compared to $10.9 million in last year’s first quarter.

“KMG achieved a milestone in the first quarter of fiscal 2018, with quarterly sales exceeding $100 million for the first time in our history,” said Chris Fraser, KMG chairman and CEO. “Strong organic growth within our existing businesses, as well as contributions from our two most recent acquisitions — Sealweld and Flowchem — drove our performance in the first quarter, which included quarterly records in adjusted EBITDA and adjusted earnings per share.”

Mr. Fraser continued, “First quarter performance materials segment sales more than tripled from the same period last year to a record $36.9 million. Benefiting from increased oil production in the U.S., Flowchem performed well and contributed substantially to our results. Our industrial lubricants business continued to generate robust year-over-year growth, aided by strengthening demand and the contribution from Sealweld. In addition, sales in our wood treating chemicals business improved from the prior year.

“Electronic chemicals segment sales reached a record $73.8 million in the first quarter, an increase of 10% from the prior year, reflecting broad-based demand for KMG’s high-purity process chemicals throughout the global semiconductor manufacturing sector. Segment operating income grew 40% from last year’s first quarter due to strong product volume growth, while segment operating margins increased to a record 15.3% on enhanced operating leverage and greater efficiency.

[1] Non-U.S. GAAP measure. See Table 2 for reconciliation. Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

“In October, we raised net proceeds of approximately $176 million from a successful common stock offering, reducing our interest expense and significantly reducing our debt leverage,” Mr. Fraser concluded.

Consolidated results

Dollars in thousands, except EPS	Q1 Fiscal 2018		Q1 Fiscal 2017
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[3]	(GAAP)	(non-GAAP)[4]
Net sales	$110,664	$110,664	$76,495	$76,495
Operating income	20,080	23,491	8,681	8,814
Operating margin	18.1%	21.2%	11.3%	11.5%
Net income	5,850	10,549	5,742	5,828
Diluted earnings per share	$0.46	$0.83	$0.47	$0.48

Business segment results

Electronic Chemicals
Dollars in thousands	Q1 Fiscal 2018	Q1 Fiscal 2017
	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$73,808	$66,921
Operating income	11,258	8,062
Operating margin	15.3%	12.0%

For the first fiscal quarter, the Electronic Chemicals segment reported:

•	Sales of $73.8 million, up 10% from the first quarter of fiscal 2017. Product volume growth primarily drove the sales increase.
•

Operating income of $11.3 million, up 40% from $8.1 million in the same period of fiscal 2017. Operating income increased due to product volume growth and operating efficiencies. Operating margin improved to 15.3% compared to 12.0% in the prior-year period.

•	Adjusted EBITDA[5] of $14.0 million compared to $11.2 million last year.

[3]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[4]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[5]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Performance Materials

The Performance Materials segment consists of the pipeline performance business and the wood treating chemicals business.

Dollars in thousands	Q1 Fiscal 2018	Q1 Fiscal 2017
	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$36,856	$9,574
Operating income	11,584	3,681
Operating margin	31.4%	38.4%

For the first fiscal quarter, the Performance Materials segment reported:

•

Sales of $36.9 million compared to $9.6 million in the same period a year ago. Sales growth reflected contributions from Sealweld and Flowchem, as well as product volume growth in both industrial lubricants and wood treating chemicals.

•

Operating income of $11.6 million, or 31.4% of sales, compared to $3.7 million, or 38.4% of sales, in last year’s first quarter. The increase in operating income reflected contributions from the Sealweld and Flowchem, as well as product volume growth in both industrial lubricants and wood treating chemicals. Segment operating margins were 31.4%, compared to 38.4% in the first quarter of 2017, primarily due to higher depreciation and amortization expense related to the acquisitions of Sealweld and Flowchem.

•	Adjusted EBITDA[6] of $15.6 million compared to $3.9 million last year.

Outlook

Our fiscal 2018 year is off to a strong start. We will review and update our annual financial outlook at our customary time when we report our second quarter results.

Conference call

Date: Monday, December 11, 2017

Time: 5:00 p.m. ET

Dial in: 844-316-8066 or 703-736-7353

Participant passcode: 5178707

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on December 11, 2017. To access the call, dial 855-859-2056 or 404-537-3406 using participant passcode 5178707.

[6]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals and performance materials for the semiconductor, industrial wood preservation, and pipeline and energy markets. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	October 31,
	2017	2016
Net sales	$110,664	$76,495
Cost of sales	64,183	46,811
Gross profit	46,481	29,684

Distribution expenses	9,442	9,102
Selling, general and administrative expenses	13,339	11,366
Amortization of intangible assets	3,511	535
Restructuring charges	109	–
Operating income	20,080	8,681
Other (expense) income
Interest expense, net	(8,094)	(177)
Loss on the extinguishment of debt	(4,175)	–
Derivative fair value gain	849	–
Other, net	(181)	230
Total other (expense) income, net	(11,601)	53

Income before income taxes	8,479	8,734
Provision for income taxes	(2,629)	(2,992)
Net income	$5,850	$5,742
Earnings per share:
Net income per common share basic	$0.47	$0.48
Net income per common share diluted	$0.46	$0.47

Weighted average shares outstanding:
Basic	12,410	11,880
Diluted	12,727	12,152

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	October 31,	July 31,
	2017	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$29,863	$20,708
Accounts receivable
Trade, net of allowances of $214 at October 31, 2017 and $263 at July 31, 2017	51,946	51,168
Other	4,271	6,168
Inventories, net	46,174	46,482
Prepaid expenses and other	8,216	8,617
Total current assets	140,470	133,143

Property, plant and equipment, net	106,747	105,435
Goodwill	229,746	224,391
Intangible assets, net	310,834	320,401
Other assets, net	7,017	9,061
Total assets	$794,814	$792,431

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$32,064	$29,570
Accrued liabilities	12,689	12,456
Employee incentive accrual	4,283	7,713
Current portion of long-term debt	–	3,167
Total current liabilities	49,036	52,906

Long-term debt	352,867	523,102
Deferred tax liabilities	32,934	37,944
Other long-term liabilities	4,964	4,763
Total liabilities	439,801	618,715

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 40,000,000 shares authorized, 15,365,646 shares issued and outstanding at October 31, 2017 and 11,889,649 shares issued and outstanding at July 31, 2017	154	119
Additional paid-in capital	218,927	42,535
Accumulated other comprehensive loss	(10,334)	(9,712)
Retained earnings	146,266	140,774
Total stockholders’ equity	355,013	173,716
Total liabilities and stockholders’ equity	$794,814	$792,431

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended
	October 31,
	2017	2016
Cash flows from operating activities
Net income	$5,850	$5,742
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,109	3,552
Loss on extinguishment of debt	4,175	–
Stock-based compensation expense	1,608	1,425
Amortization of debt discounts and financing costs included in interest expense	493	–
Deferred income tax benefit	(1,185)	188
Other	(195)	182
Changes in operating assets and liabilities
Accounts receivable — trade	(292)	(1,657)
Accounts receivable — other	2,013	1,240
Inventories	150	2,092
Other current and noncurrent assets	276	(153)
Accounts payable	3,247	1,359
Accrued liabilities and other	(2,711)	(3,064)
Net cash provided by operating activities	20,538	10,906

Cash flows from investing activities
Additions to property, plant and equipment	(5,803)	(2,634)
Other investing activities	(898)	–
Proceeds — insurance claim	–	250
Net cash used in investing activities	(6,701)	(2,384)

Cash flows from financing activities
Proceeds from sale of common stock, net of issuance costs	175,669	–
Payments under credit facility	–	(2,500)
Principal payments on borrowings on term loans	(178,000)	–
Derivative fair value gain	(849)	–
Excess tax benefit from stock-based awards	–	(57)
Payment of dividends	(357)	(353)
Cash payments related to tax withholdings from stock-based awards	(850)	–
Net cash used in financing activities	(4,387)	(2,910)

Effect of exchange rate changes on cash	(295)	(434)
Net increase in cash, cash equivalents and restricted cash	9,155	5,178
Cash, cash equivalents and restricted cash at beginning of period	20,708	13,428
Cash, cash equivalents and restricted cash at end of period	$29,863	$18,606

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)	First Quarter Fiscal 2018	First Quarter Fiscal 2017
Consolidated GAAP net income	$5,850	$5,742
Add back:
Interest expense, net	8,094	177
Provision for income taxes	2,629	2,992
Depreciation & amortization	7,109	3,552
Loss on extinguishment of debt	4,175	–
Derivative fair value gain	(849)	–
Acquisition & integration expenses	411	83
Corporate relocation expense	–	50
Restructuring charges	109	–
Consolidated adjusted EBITDA	$27,528	$12,596

Table 1A

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

First Quarter Fiscal 2018	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$11,258	$11,584	$(2,762)	$20,080
Other income (expense), net	(148)	77	(110)	(181)
Depreciation and amortization	2,794	3,881	434	7,109
Acquisition & integration expenses	−	61	350	411
Restructuring charges	109	−	−	109
Adjusted EBITDA	14,013	15,603	(2,088)	27,528
Corporate allocation	2,919	1,947	(4,866)	−
Adjusted EBITDA excl. corporate allocation	$16,932	$17,550	$(6,954)	$27,528

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1A (continued)

First Quarter Fiscal 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$8,062	$3,681	$(3,062)	$8,681
Other income (expense)	308	(24)	(54)	230
Depreciation and amortization	2,852	287	413	3,552
Acquisition & integration expenses	−	−	83	83
Corporate relocation expense	−	−	50	50
Adjusted EBITDA	11,222	3,944	(2,570)	12,596
Corporate allocation	3,329	842	(4,171)	−
Adjusted EBITDA excl. corporate allocation	$14,551	$4,786	$(6,741)	$12,596

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands, except earnings per share)	Three Months Ended
	October 31,
	2017	2016
Net income	$5,850	$5,742
Items impacting pre-tax income:
Acquisition & integration expenses	411	83
Corporate relocation expense	−	50
Restructuring charges	109	−
Derivative fair value gain	(849)	−
Amortization of Flowchem intangible assets	2,891	−
Loss on the extinguishment of debt	4,175	−
Amortization of debt discounts and financing costs	493	−
Provision for income taxes*	(2,531)	(47)
Adjusted net income	$10,549	$5,828
Adjusted diluted earnings per share	$0.83	$0.48
Weighted average diluted shares outstanding	12,727	12,152
* Represents the aggregate tax-effect assuming a 35% tax rate of the items impacting pre-tax income.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

First Quarter Fiscal 2018	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$20,080	18.2%	$5,850	$0.46
Acquisition & integration expenses	411	0.4%	267	0.02
Restructuring charges	109	0.1%	71	0.01
Amortization of Flowchem intangible assets	2,891	2.6%	1,879	0.15
Derivative fair value gain	−	0.0%	(552)	(0.04)
Loss on the extinguishment of debt	−	0.0%	2,714	0.21
Amortization of debt discounts and financing costs	−	0.0%	320	0.02
Non-GAAP measure	$23,491	21.2%	$10,549	$0.83

First Quarter Fiscal 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$8,681	11.3%	$5,742	$0.47
Acquisition & integration expenses	83	0.1%	54	0.01
Corporate relocation expense	50	0.1%	32	0.00
Non-GAAP measure	$8,814	11.5%	$5,828	$0.48

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG